•		JDA Investor Relations Contact:
•	JDA Software Group, Inc.	Lawrence Delaney, Jr., The Berlin Group
•		Tel: (714) 734-5000; larry@berlingroup.com
•	NEWS RELEASE
•
•

JDA Reports Fourth Quarter Software License Revenues of $20.3 Million

New Business Surges Ahead with Record License Count

Scottsdale, Ariz. – January 24, 2005 – JDA® Software Group Inc. (Nasdaq:JDAS) today announced financial results for the quarter and fiscal year ended December 31, 2004. JDA reported total revenues of $57.3 million and software revenues of $20.3 million for the fourth quarter 2004, compared to total revenues of $55.2 million and software revenues of $16.9 million for fourth quarter 2003, and total revenues of $50.3 million and software revenues of $10.2 million for third quarter 2004.

     Adjusted non-GAAP earnings for fourth quarter 2004 were $0.14 per share, as compared to adjusted non-GAAP earnings per share of $.05 for fourth quarter 2003. The non-GAAP earnings results exclude amortization of acquired software technology and intangibles, and certain non-recurring restructuring charges, relocation costs, gains, impairment loss, and tax benefits and refunds, all of which are itemized in the attached schedule of non-GAAP measures of performance. GAAP net income for fourth quarter 2004 was $.01 per share, as compared to GAAP net income of $.01 per share in fourth quarter 2003

     “We signed a record number of product licenses in fourth quarter 2004 and a record number of multi-product deals. Among these transactions were some of the large deals we referred to in our second quarter 2004 earnings call,” said Hamish Brewer, CEO JDA Software Group. “In total, fourth quarter 2004 delivered five software deals valued at over $1 million, two from new customers for JDA and three from existing customers. Additionally, three of the five deals were from tier one retailers, which we define as those having annual sales of more than $5 billion.

     “I believe that we saw a broad movement in the marketplace in the fourth quarter, which has often been a strong quarter for JDA historically. The critical indicator here is that as the market moved, JDA’s success surged forward. Based upon this evidence, and our more efficient operating structure, we are increasingly confident that JDA’s results should respond quickly and significantly to improved licensing activity in the market. A final data point of interest is that we saw a record turnout of prospects and customers at our booth at the National Retail Federation’s annual conference last week, increasing our confidence in JDA’s prospects for 2005,” added Brewer.

FOURTH QUARTER 2004 HIGHLIGHTS

•	Customer Activity: All five deals greater than $1 million were closed in the Americas region during the fourth quarter of 2004. This compares favorably to a company-wide count of zero deals greater than $1 million in fourth quarter 2003 and one deal during third quarter 2004. Fifteen of the contracts finalized in the fourth quarter were for two or more JDA Portfolio software applications.

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During the fourth quarter JDA also hosted several of its strategic customers at a special Customer Advisory Board Meeting to ensure alignment with customer requirements and review tactics that will address their key requirements for 2005.

•	Regional Sales Activity: The Americas region reported an all-time record $15.3 million in software license sales in fourth quarter 2004 compared to $13.2 million in fourth quarter 2003 and $7.4 million in third quarter 2004. Europe, Middle East and Africa (“EMEA”) reported $2.7 million in software license sales compared to $2.3 million in fourth quarter 2003 and $2.2 million in third quarter 2004. Asia Pacific reported $2.3 million in software license sales in fourth quarter 2004 compared to $1.4 million in fourth quarter 2003 and $613,000 in third quarter 2004.

•	New Sales Leadership in Europe: JDA continued to see poor sales performance in EMEA. As part of our ongoing program to increase our share of this sizeable market, JDA has just promoted Arnaud Decarsin to Regional Vice President of Sales, EMEA. Decarsin, who joined JDA in January 2004, has already proven himself in JDA’s Southern Europe region by achieving or surpassing his quarterly projections every quarter during 2004.

•	Product Line Activity: JDA closed a record 104 deals in fourth quarter 2004 for Portfolio Strategic Merchandise Management products which feature the Arthur™, E3® and Intactix™ brands. JDA closed 10 Portfolio Merchandise Operation™ system deals in fourth quarter 2004, which is at least twice as many host system deals as the Company signed in any other quarter in 2004 or 2003. At the end of the quarter, more than 250 trading partners relied on JDA solutions to support over $4 billion in trade volume, up from nearly 200 trading partners in fourth quarter 2003.

•	Strong Cash Generation: JDA ended 2004 with $97.1 million in cash and marketable securities compared to $114.7 million at December 31, 2003, after having invested $23 million in the purchase of the company’s corporate office and $13 million in the acquisition of Timera during 2004. JDA generated $24.8 million in cash flow from operations in 2004 compared to $19.8 million in 2003. JDA generated $2.5 million in cash flow from operations during fourth quarter 2004, compared to $12,000 in fourth quarter 2003 and $7.2 million in third quarter 2004. DSOs were 62 days at the end of fourth quarter 2004, compared to 65 days at the end of fourth quarter 2003, and 58 days at the end of third quarter 2004.

FISCAL YEAR 2004 RESULTS

     JDA reported annual revenues of $216.9 million for 2004 compared to $207.4 million for 2003. With $59.2 million in software licenses and $80.2 million in maintenance revenues, product revenues for 2004 were

$139.4 million compared to $130.4 million for 2003. Service revenues were flat at $77.4 million in 2004, compared to $77.0 million in 2003.

     Adjusted non-GAAP earnings for 2004 were $0.30 per share, as compared to adjusted non-GAAP earnings per share of $.25 for 2003. The non-GAAP earnings results exclude amortization of acquired software technology and intangibles, and certain non-recurring restructuring charges, relocation costs, gains and impairment loss, and tax benefits and refunds, all of which are itemized in the attached schedule of non-GAAP measures of performance. GAAP net income for 2004 was $2.0 million, or $0.07 per share, compared to GAAP net income of $2.6 million, or $0.09 per share in 2003.

JDAS CONFERENCE CALL INFORMATION

     JDA will hold its regularly scheduled conference call at approximately 4:45 pm Eastern Time. To participate in the call, dial 1-800-921-9431 (United States) or 1-973-935-8505 (International) and ask the operator for the “JDA Fourth Quarter 2004 Earnings.” A replay of the conference call will begin January 24, 2005 immediately following the call and will end on February 4, 2005 at 12:00 am EST. Callers can hear the replay by dialing 1-877-519-4471 (United States) or 1-973-341-3080 (International) using access code 5578853.

     To participate in a live Web cast of the call, visit the following web page at the time of the conference call: http://www.viavid.net/detailpage.aspx?sid=00002186. An archived version of the Web cast will be accessible from the same link for one year from the conference date.

About JDA Software Group, Inc.

     With nearly 4,600 retail, manufacturing and wholesale clients in 60 countries, JDA Software Group, Inc. (Nasdaq:JDAS) is a global leader in delivering integrated software and professional services for the retail demand chain. By capitalizing on its market position and financial strength, JDA commits significant resources to advancing JDA Portfolio, its suite of merchandising, POS, analytic and collaborative solutions that improve revenues, efficiency and customer focus. Founded in 1985, JDA is headquartered in Scottsdale, Arizona and employs more than 1,100 associates operating from 25 offices in major cities throughout North America, South America, Europe, Asia and Australia. For more details, visit www.jda.com, call 1-800-479- 7382 or email info@jda.com.

This press release contains forward-looking statements that are made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are generally accompanied by words such as “will,” and “expect” and other words with forward-looking connotations. In this press release, such forward-looking statements include, without limitation, our expressed confidence that if licensing activity in our markets continues to improve, our results should improve accordingly, our belief that our activity at the NRF Conference indicates improved prospects for 2005, our characterization of our efforts to align our product and service offerings with customer requirements in

2005, and our plans to increase market share in EMEA. The occurrence of future events may involve a number of risks and uncertainties, including, but not limited to: (a) the risk of unforeseen expenses, contingencies, or competitive dynamics that could result in impaired future operating performance notwithstanding improved market conditions; (b) the risk we may misperceive or otherwise fail to meet customer requirements or expectations with our product and service offerings; (c) the risk that despite management changes in our EMEA region we may nevertheless fail to improve our market share in that region as a result of market or competitive conditions or otherwise; and (d) other risks detailed from time to time in the “Risk Factors” section of our filings with the Securities and Exchange Commission. Additional information relating to the uncertainty affecting our business is contained in our filings with the SEC.

As a result of these and other risks, actual results may differ materially from those predicted. JDA is not under any obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

“JDA” and “JDA Portfolio” are trademarks or registered trademarks of JDA Software Group, Inc. Any trade, product or service name referenced in this document using the name “JDA” is a trademark and/or property of JDA Software Group, Inc.

JDA SOFTWARE GROUP, INC.

CONSOLIDATED BALANCE SHEETS
(in thousands, except share amounts)

	December 31,	December 31,
	2004	2003
ASSETS	(Unaudited)
Current Assets:
Cash and cash equivalents	$76,994	$77,464
Marketable securities	20,128	37,266

Total cash, cash equivalents and marketable securities	97,122	114,730

Accounts receivable, net	39,524	40,162
Income tax receivable	—	2,447
Deferred tax asset	3,578	4,863
Prepaid expenses and other current assets	8,242	11,768
Promissory note receivable	2,736	2,911

Total current assets	151,202	176,881

Property and Equipment, net	48,324	21,944

Goodwill	69,901	62,397

Other Intangibles, net	51,687	55,640

Deferred Tax Asset	11,453	3,763

Total assets	$332,567	$320,625

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities:
Accounts payable	$3,104	$2,568
Accrued expenses and other liabilities	24,645	23,034
Income tax payable	215	—
Deferred revenue	28,418	25,234

Total current liabilities	56,382	50,836

Stockholders’ Equity:
Preferred stock, $.01 par value; authorized 2,000,000 shares; none issued or outstanding	—	—
Common stock, $.01 par value; authorized, 50,000,000 shares; issued 29,596,697 and 29,429,747 shares, respectively	296	294
Additional paid-in capital	248,633	246,716
Retained earnings	32,012	30,003
Accumulated other comprehensive loss	(204)	(2,672)

	280,737	274,341

Less treasury stock, at cost, 414,702 and 414,702 shares, respectively	(4,552)	(4,552)

Total stockholders’ equity	276,185	269,789

Total liabilities and stockholders’ equity	$332,567	$320,625

JDA SOFTWARE GROUP, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except earnings per share data, unaudited)

	Three Months Ended		Years Ended
	December 31,		December 31,
	2004	2003	2004	2003
REVENUES:
Software licenses	$20,302	$16,930	$59,211	$59,283
Maintenance services	20,897	18,779	80,240	71,111

Product revenues	41,199	35,709	139,451	130,394

Consulting services	14,573	17,758	71,251	70,167
Reimbursed expenses	1,527	1,781	6,172	6,858

Service revenues	16,100	19,539	77,423	77,025

Total revenues	57,299	55,248	216,874	207,419

COST OF REVENUES:
Cost of software licenses	689	463	2,530	1,315
Amortization of acquired software technology	1,299	1,186	5,158	4,518
Cost of maintenance services	5,259	4,619	19,975	17,373

Cost of product revenues	7,247	6,268	27,663	23,206

Cost of consulting services	12,446	15,449	53,229	58,233
Reimbursed expenses	1,527	1,781	6,172	6,858

Cost of service revenues	13,973	17,230	59,401	65,091

Total cost of revenues	21,220	23,498	87,064	88,297

GROSS PROFIT	36,079	31,750	129,810	119,122

OPERATING EXPENSES:
Product development	13,059	13,030	52,800	48,529
Sales and marketing	12,438	11,868	45,269	41,612
General and administrative	6,171	5,815	24,922	23,473
Amortization of intangibles	849	825	3,388	3,067
Restructuring charges and adjustments to acquisition- related reserves	3,281	—	6,105	—
Loss on impairment of trademark	1,100	—	1,100	—
Relocation costs to consolidate development and client support activities	—	76	—	1,794
Gain on sale of office facility	—	—	—	(639)

Total operating expenses	36,898	31,614	133,584	117,836

OPERATING INCOME (LOSS)	(819)	136	(3,774)	1,286

Net gain on acquisition breakup fee	—	—	1,200	—
Other income, net	559	206	2,130	1,347

INCOME (LOSS) BEFORE INCOME TAXES	(260)	342	(444)	2,633

Income tax provision (benefit)	(453)	119	(2,453)	(17)

NET INCOME	$193	$223	$2,009	$2,650

BASIC EARNINGS PER SHARE	$.01	$.01	$.07	$.09

DILUTED EARNINGS PER SHARE	$.01	$.01	$.07	$.09

SHARES USED TO COMPUTE:
Basic earnings per share	29,135	28,959	29,072	29,645

Diluted earnings per share	29,515	29,715	29,494	29,104

JDA SOFTWARE GROUP, INC.
NON-GAAP MEASURES OF PERFORMANCE
(in thousands, except share data, unaudited)

	Three Months Ended		Years Ended
	December 31,		December 31,
	2004	2003	2004	2003
NON-GAAP OPERATING INCOME

Operating income (loss) (GAAP BASIS)	$(819)	$136	$(3,774)	$1,286

Adjustments for non-GAAP measures of performance:
Add back amortization of acquired software technology	1,299	1,186	5,158	4,518
Add back amortization of intangibles	849	825	3,388	3,067
Add back restructuring charge and adjustments to acquisition-related reserves	3,281	—	6,105	—
Add back impairment of trademark	1,100		1,100	—
Add back relocation costs to consolidate development and client support activities	—	76	—	1,794
Less gain on sale of office facility	—	—	—	(639)

Adjusted non-GAAP operating income	$5,710	$2,223	$11,977	$10,026

NON-GAAP OPERATING INCOME, as a percentage of revenue

Operating income (loss) (GAAP BASIS)	(1%)	0%	(2%)	1%

Adjustments for non-GAAP measures of performance:
Amortization of acquired software technology	2%	2%	2%	2%
Amortization of intangibles	1%	2%	2%	1%
Restructuring charge and adjustments to acquisition-related reserves	6%	—	3%	—
Add back impairment of trademark	2%	—	1%	—
Relocation costs to consolidate development and client support activities	—	0%	—	1%
Gain on sale of office facility	—	—	—	0%

Adjusted non-GAAP operating income	10%	4%	6%	5%

NON-GAAP EARNINGS PER SHARE

Diluted earnings per share (GAAP BASIS)	$.01	$.01	$.07	$.09

Adjustments for non-GAAP measures of performance, net of tax:
Add back amortization of acquired software technology	.03	.02	.11	.10
Add back amortization of intangibles	.02	.02	.08	.07
Add back restructuring charge and adjustments of acquisition-related reserves	.07	—	.14	—
Add back impairment of trademark	.02	—	.02	—
Add back relocation costs to consolidate development and client support activities	—	.00	—	.04
Deduct net gain on acquisition breakup fee	—	—	(.03)	—
Deduct gain on sale of securities	—	—	(.01)	—
Deduct tax benefit from resolution of tax contingencies	(.01)	—	.00	—
Deduct tax benefit from revision of estimates for 2003 return	—	—	(.03)	—
Deduct tax refunds/benefits from settlement of IRS & IRD audits	—	—	(.04)	—
Deduct tax benefit from R&D capitalization	—	—	—	(.03)
Deduct interest of IRS refund	—	—	(.01)	—
Deduct gain on sale of office facility	—	—	—	(.02)

Adjusted non-GAAP diluted earnings per share	$.14	$.05	$.30	$.25

CASH FLOW INFORMATION

Net cash provided by operating activities	$2,552	$12	$24,845	$19,819
Net cash used in investing activities	(3,158)	(2,959)	(28,463)	(22,809)
Net cash provided by financing activities	1,205	2,171	1,723	6,790